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As filed with the Securities and Exchange Commission on January 10, 2003

File No. 333-84450

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-20

POST EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE OPTIONS CLEARING CORPORATION
(Exact name of registrant as specified in its charter)

ONE NORTH WACKER DRIVE
SUITE 500
CHICAGO, ILLINOIS 60606
312-322-6200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

WAYNE P. LUTHRINGSHAUSEN, CHAIRMAN
THE OPTIONS CLEARING CORPORATION
ONE NORTH WACKER DRIVE
SUITE 500
CHICAGO, ILLINOIS 60606
312-322-6200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

        This post-effective amendment is filed to remove from registration all Put and Call Options registered pursuant to the registration statement amended hereby ("Options") that remain unsold as of the date of Commission approval of this post-effective amendment. Rule 238 under the Securities Act of 1933 (17 C.F.R. § 230.238), which became effective on January 2, 2003, exempts standardized options issued by a registered clearing agency and traded on a registered national securities exchange or association from registration under the Act. Accordingly, there is no further need for registration of Options.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized by the Board of Directors of the registrant and by Rule 478 under the Securities Act of 1933 (17 C.F.R. § 230.478), in the City of Chicago, State of Illinois on January 10, 2003.

THE OPTIONS CLEARING CORPORATION

By:	/s/ WILLIAM H. NAVIN William H. Navin Executive Vice President and General Counsel

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SIGNATURE